  EXHIBIT 99.1

TPT Global Tech and its Strategic Partner Setelia France set to Launch 4G/5G Mobility Pilot in Michigan & Introduces its 3D Smart Phones

SAN DIEGO, November 13, 2019/IssuerDirect / -- TPT Global Tech, Inc. (“TPTG or the Company”) (OTCBB:TPTW) announces today along with its Strategic partner Setilia France will install its first mobility 4G/5G Pilot network in Michigan the 4th Quarter 2019. Once the pilot has been completed in Michigan, TPT Global will begin its network deployment across its SpeedConnect’s “10 State Footprint” in rural middle America which includes, Michigan, Iowa, South Dakota, Nebraska, Texas, Arizona, Montana, Idaho, Illinois, Minnesota.

TPT Global Tech and Setelia executed their Strategic Partnership in October of 2019. Setelia SAS headquartered in Paris France and through its strategic partnership with TPT Global Tech will certify and market TPT Global Tech’s 3D Smartphone technology and Mobile TV, VOD and Social Media platform to its clients. They will market throughout Europe, the Middle East and Africa. Setelia’s largest Mobile client is France Telecom’s Orange Mobile with more than 250 million subscribers worldwide.

Setelia founded in 2005 by Charbel Sebaali and Malek Ouadi, both fascinated by mobile technology, telecom and IT development. Setelia now has a strategic footprint in France, Belgium, UK, Spain, the Netherlands, Lebanon and the Middle East. Boasting a proud track record in telecoms, which includes working with the main telecom operators and manufacturers, the company has successfully extended its expertise area to digital transformation and innovation for a wide range of corporate clients. Thanks to its fast growing and diversified services portfolio, Setelia is ideally-placed to design and manage end-to-end, tailor-made solutions, both locally and for the international markets.

TPT Global Tech will market Setelia’s products and Services in the United States and Latin America. Setelia is an expert in the area of IT, Network and Mobile technologies. Setelia supports its customers with a rich understanding of the Teleocm sector and its challenges and delivers an in-depth expertise in IT Networks and Mobile Technologies having experience in large scale projects.

“TPT Global Tech along with the Setelia team is incredibly excited to start the next phase of the relationship. We look forward to showcasing our 4G/5G technology solution in the state of Michigan on our proprietary TPT SpeedConnect network. Once the Michigan pilot is complete we look forward to our Mid American deployment which will bring 5G speeds to our rural American customers. They have not been able to enjoy such fast technology until now.” said Stephen Thomas CEO TPTG.

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

About TPT Global Tech

TPT Global Tech Inc. (OTC:TPTW) based in San Diego, California, is a Technology/Telecommunications Media Content Hub for Domestic and International syndication and also provides Technology solutions to businesses domestically and worldwide. TPT Global offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT's also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

Frank Benedetto
619-915-3422